Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-K of Varian, Inc. for the period ended October 3, 2003, as filed with the Securities and Exchange Commission on the date of this certification (the “Report”), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Varian, Inc.

Dated: December 8, 2003

/s/ ALLEN J. LAUER
Allen J. Lauer Chairman of the Board and Chief Executive Officer Varian, Inc.

A signed original of this written statement as required by Section 906 has been provided to Varian, Inc. and will be retained by Varian, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.